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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated January 14, 2000, except for Note 6, as to which the date is March 27, 2000, and the third paragraph of Note 1, as to which the date is January 24, 2001, included in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Beyond.com Corporation for the registration of 8,069,588 shares of its common stock.

Our audit also included the financial statement schedule of Beyond.com Corporation listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                       /s/ Ernst & Young LLP

San Jose, California
January 24, 2001